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                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


CORN PRODUCTS INTERNATIONAL, INC.
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


(in millions, except ratios)
                                          2002          2001          2000          1999          1998
                                       ----------    ----------    ----------    ----------    ----------
*Income before income taxes
     and minority interest             $    121.4    $    102.1    $    121.9    $    122.0    $     71.0
Fixed charges                                41.4          62.1          69.6          47.3          24.0
Capitalized interest                         (1.3)         (2.0)         (9.4)         (6.3)         (3.7)
                                       ----------    ----------    ----------    ----------    ----------
                                       $    161.5    $    162.2    $    182.1    $    163.0    $     91.3
                                       ==========    ==========    ==========    ==========    ==========
RATIO OF EARNINGS TO FIXED
CHARGES                                      3.90          2.61          2.62          3.45          3.80
                                       ==========    ==========    ==========    ==========    ==========
FIXED CHARGES:
Interest expense on debt               $     39.3    $     60.5    $     68.1    $     45.8    $     22.5
Amortization of discount on debt              0.9           0.2           0.2            --            --
Interest portion of rental expense
     on operating leases                      1.2           1.4           1.3           1.5           1.5
                                       ----------    ----------    ----------    ----------    ----------
Total                                  $     41.4    $     62.1    $     69.6    $     47.3    $     24.0
                                       ==========    ==========    ==========    ==========    ==========

Income before income taxes and
     minority interest                 $    117.1    $    102.1    $    101.9    $    122.0    $     71.0
Restructuring charges                         4.3           0.0          20.0           0.0           0.0
                                       ----------    ----------    ----------    ----------    ----------
Adj. Income                            $    121.4    $    102.1    $    121.9    $    122.0    $     71.0
                                       ==========    ==========    ==========    ==========    ==========


* - Income before income taxes and minority interest does not include restructuring charges.